Exhibit 10.1

SETTLEMENT AGREEMENT
AND
COMPLETE AND PERMANENT RELEASE
     THIS SETTLEMENT AGREEMENT AND COMPLETE AND PERMANENT RELEASE (the “Agreement”) is entered into between Vincent J. Lombardo (for himself and his agents, representatives, assigns, heirs, personal representatives, and any person claiming by or through him or them) (collectively “Lombardo”), and Ablest Inc. (and its subsidiaries, successors, agents, representatives, and assigns), (collectively “Ablest”) (hereinafter collectively, “the Parties”).
     WHEREAS, Lombardo was formerly employed by Ablest, and has tendered his resignation, effective September 30, 2005; and
     WHEREAS, Lombardo and Ablest desire to settle and resolve all matters between them, including but not limited to all issues and matters arising during, after, and out of Lombardo’s employment with Ablest;
     NOW, THEREFORE, in consideration of the foregoing and of the terms, conditions and agreements hereinafter set forth, Lombardo and Ablest agree as follows:
1.	Recitals.

The above recitals are true and accurate and incorporated into this Agreement.

2.	Compensation to Lombardo.

In exchange for Lombardo executing this Agreement, delivering a fully executed and notarized original of this Agreement to Ablest, and fully complying with the terms and provisions of this Agreement, on or before October 7, 2005, Ablest agrees to provide or pay to Lombardo or pay on Lombardo’s behalf:

a.	a lump sum of Two Hundred Ninety Thousand Dollars ($290,000.00), less legally required taxes and other normal withholding, in a single check, payable to Vincent J. Lombardo;

b.	a lump sum of Three Thousand Dollars ($3,000.00), in a single check, payable to Kelly & McKee, P.A.; for which a 1099 shall be issued to Kelly & McKee, P.A. in January 2006;

c.	monthly payments for continuation of Lombardo’s group health and dental insurance under COBRA, through and including December 2006, at the level of coverage enjoyed by Lombardo on the date Lombardo executed this Agreement;

d.	the cost of life and disability coverage, through and including December 2006, at the level of coverage enjoyed by Lombardo on the date Lombardo executed this Agreement;

e.	no later than December 15, 2005, a credit to Lombardo of an amount equal to product of (i) the Fair Market Value of any restricted shares awarded under Ablest’s Executive Stock Awards Plan (the “Plan”) that vested during calendar year 2005, times (ii) the highest marginal tax rate applicable to Lombardo for federal tax purposes; and such amount shall be applied to Lombardo’s federal tax account.
The items outlined above in this Paragraph 2 (a) — (e) (hereinafter referred to collectively as the “Compensation”) will be provided in full and final resolution of any issues that have been raised or could have been raised by Lombardo, including but not limited to all issues and matters arising during, after, and out of

Lombardo’s employment and employment agreement with Ablest. The Compensation Amount includes any attorneys’ fees or any other costs that Lombardo may be obligated to pay. At the time Lombardo executes and delivers this Agreement to Ablest, Lombardo shall deliver to Ablest a letter of resignation in the form of Attachment A to this Agreement.
3.	No Admission of Liability.

This Agreement does not constitute an admission by Ablest that any action it took with respect to Lombardo was wrongful, unlawful or in violation of any statute, law or regulation. Instead, this Agreement is entered into by Ablest and Lombardo solely for the purpose of compromise and to resolve any differences between them. Lombardo agrees that he will not state, represent, suggest or imply to anyone that Ablest has admitted any liability or committed any wrongful acts with respect to Lombardo.

4.	No Actions Against Ablest.

Lombardo represents and warrants that he has filed no court actions, charges, administrative actions or other proceedings of any kind against Ablest or its past or present officers, directors, affiliates, administration, staff, or attorneys, including in their individual capacities, (collectively, the “Released Parties”), which are currently pending before any federal, state or local administrative agency of any kind or before any court. Lombardo agrees that he will not file any complaints, cases or charges asserting any claims released in this Agreement, with the exception of an action to enforce this Agreement, if necessary. Lombardo further agrees that he will reimburse and indemnify the Released

Parties for any expenses and legal fees incurred by the Released Parties in defending any complaint, case or charge he has filed or will file in violation of this paragraph or in an effort to assert claims released in this Agreement.
5.	Release of All Claims by Lombardo.

Except as to rights specifically arising under this Agreement, Lombardo hereby releases and forever discharges the Released Parties from any and all claims, demands, rights, liabilities and causes of action of any kind or nature, known or unknown, arising prior to or through the date he executes this Agreement, including but not limited to, any claims, demands, rights, liabilities and causes of action arising out of or having any connection with his employment or employment agreement with Ablest, which Lombardo agrees is terminated effective the date Lombardo executes this Agreement. This release specifically includes, but is not limited to, Title VII; 42 U.S.C. §1981 (“Section 1981”); the Americans with Disabilities Act of 1991; the Age Discrimination in Employment Act of 1973, as amended by the Older Workers’ Benefits Protection Act; the Florida laws governing Civil Rights; the Florida Private Whistleblower’s Act, and any other federal, state or local statute, rule or regulation; as well as any claims for alleged wrongful discharge; negligence or intentional infliction of emotional distress, breach of implied or express contract, unlawful discrimination, constructive discharge, failure to hire, retaliation, or any tort, defamation, slander, fraud, fraud in the inducement, including fraud in the inducement to this Agreement, misrepresentation, violation of public policy or invasion of privacy, claims for reinstatement, hiring, promotion, transfer, back pay, front pay, front benefits, interest, compensatory damages, liquidated damages, punitive damages, consequential damages, incidental damages, attorney’s fees and costs, or any other alleged damages attributed to any alleged improper or unlawful behavior by Ablest, whether such claims arose based upon Lombardo’s employment or employment agreement with Ablest, or based upon any other transaction or occurrence between the Parties. This Agreement covers claims that Lombardo knew about and those he may not know about as well as both liquidated and unliquidated claims. Lombardo represents and warrants that he has not assigned, given or sold any portion of any claim discussed in this Agreement to anyone else. In addition, on October 1, 2005, Lombardo shall deliver to Ablest an executed release dated October 1, 2005 in the form attached hereto as Attachment B.
6.	Release of All Claims by Ablest.

Ablest hereby releases and forever discharges Lombardo from any and all claims, demands, rights, liabilities and causes of action of any kind or nature, known or unknown, arising prior to or through the date Ablest executes this Agreement, including but not limited to, any claims, demands, rights, liabilities and causes of action arising out of or having any connection with Lombardo’s employment with Ablest.

7.	No Coercion, Right to Consult With An Attorney
a.	Lombardo acknowledges and agrees that Ablest did not pressure, coerce, or threaten him to obtain the execution of this Agreement.

b.	Lombardo acknowledges and agrees that he entered into this Agreement of his own free will, knowingly, and only after careful deliberation and forethought.

c.	Lombardo acknowledges that he was advised to consult with an attorney and did consult with his attorney before he signed this Agreement.
8.	Return of Ablest Property.

No later than October 1, 2005, Lombardo will return all Ablest property to Ablest and understands that all Ablest property must be returned before any of the Compensation under this Agreement will be paid to him. The list of Ablest property to be returned specifically includes, but is not limited to, the company car, the laptop computer, all Ablest company credit cards, all keys, passcodes, and passwords. Concurrently with Lombardo’s return of all Ablest property to Ablest, Ablest agrees to return to Lombardo any and all personal property belonging to Lombardo in the possession of Ablest.

9.	Confidentiality of this Agreement.
a.	As to Lombardo. Lombardo acknowledges that his keeping the terms of this Agreement confidential is a material reason Ablest agreed to it. Lombardo affirms that he has not told anyone but his spouse, attorneys, accountant or tax advisor of the terms of this Agreement, including, but not limited to the amounts to be paid to him and his counsel. Except as otherwise provided in this Agreement, the terms of this Agreement are strictly confidential and shall not be disclosed by Lombardo at any time in the future to any other person without the prior written consent of Ablest, except as required in any legal proceeding after notice to Ablest where it is practical to give such notice or as otherwise required by law. Lombardo is prohibited from discussing the terms of this Agreement, specifically the Compensation, with any current, past or future employee or customer of Ablest, other than to indicate, if asked, that the matter is confidential and that all matters between him and Ablest have been mutually and satisfactorily resolved. Notwithstanding the foregoing, Lombardo may share information concerning the terms of this Agreement with his spouse, and, as necessary for purposes of legal or tax advice, with his attorneys, accountant and tax advisor, subject to the understanding that his spouse, attorney, accountant and tax advisor will also keep the terms of the Agreement completely confidential and that any breach by them will be considered a breach by Lombardo.
b.	As to Ablest. Ablest agrees that except as otherwise provided in this Agreement, the terms of this Agreement are strictly confidential to a comparable extent as to Lombardo, above, and shall not be disclosed by Ablest at any time in the future to any person other than those persons with a legitimate business need to know. Notwithstanding the foregoing, Ablest reserves the right to make such disclosures regarding Lombardo’s resignation and the terms of this Agreement as Ablest reasonably deems necessary under applicable laws, rules, and regulations. In the event Ablest issues a press release regarding

Lombardo’s resignation, Ablest agrees to submit the language of the press release to Lombardo for his review and approval prior to distribution.
10.	Continued Confidentiality of Ablest Business Information.

Lombardo agrees that, by virtue of his former position with Ablest, he may have seen or heard certain confidential or proprietary information concerning Ablest, including, but not limited to, information relating to strategic marketing and business plans, ongoing business operations and practices, financial data, business relationships and trade secrets (collectively the “Protected Information”). Lombardo agrees he will not: (i) reveal such Protected Information to any person or organization; (ii) use such Protected Information in a manner that would be detrimental to Ablest; or (iii) retain any documents (whether original or copy) containing any Protected Information.

11.	Non-Disparagement.
a.	Lombardo agrees he will not criticize, denigrate, or otherwise speak adversely against Ablest to any future, past, or prospective employee, officer, director, client, or customer of Ablest, or in any way disparage or injure Ablest’s name or reputation within the business community, or to the public at large. The type of comments contemplated include, but are not limited to, any remark which may cause or tend to cause an adverse impact on the reputation or character of Ablest or cause a reasonable person in the business community or the public at large to negatively alter or change his or her opinion of Ablest.

b.	Ablest agrees it will not criticize, denigrate, or otherwise speak adversely against Lombardo to any future, past, or prospective employer, or in any way disparage or injure Lombardo’s name or reputation within the business community, or to the public at large. The type of comments contemplated include, but are not limited to, any remark which may cause or tend to cause an adverse impact on Lombardo’s reputation or character or cause a reasonable person in the business community or the public at large to negatively alter or change his or her opinion of Lombardo.
12.	Applicable Law.

This Agreement shall be governed and interpreted under Florida law, excluding its conflicts of law provisions. Any action to enforce this Agreement shall be brought in Hillsborough County, Florida.

13.	Entire Agreement, Severability.

This Agreement constitutes and contains the entire agreement between the parties concerning the subject matter of this Agreement and supersedes all prior discussions, negotiations, agreements or understandings between the parties. If any portion of this Agreement, except for Paragraph 5, is found to be unenforceable, the Parties desire that all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable. If the releases contained in Paragraph 5 are found to be unenforceable by any court or tribunal of competent jurisdiction, this Agreement will be null and void and Lombardo shall immediately return to Ablest the Compensation provided hereunder.
     14. Attorneys’ Fees In Case Of Breach.
     Should any party sue for a breach of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs associated with the breach.
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WAIVER OF JURY TRIAL
THE PARTIES AGREE SHOULD ANY LEGAL ACTIONS BE FILED, ONE
AGAINST THE OTHER, AT ANY TIME IN THE FUTURE, LOMBARDO AND
ABLEST EACH AGREE TO WAIVE TRIAL BY JURY.
     IN WITNESS WHEREOF, the Parties hereby have executed this Agreement on the dates written below:

/s/ Vincent J. Lombardo

Vincent J. Lombardo

September 22, 2005 Date
STATE OF FLORIDA
COUNTY OF Hillsborough
     The foregoing instrument was acknowledge before me this  22nd  day of  September , 2005 by  Vincent J. Lombardo , who is personally known to me or has produced           —           as identification.

/s/ Barbara D. Jarnagin

NOTARY PUBLIC

Name:	Barbara D. Jarnagin, Notary Public-State of Florida

Serial #:	Commission # DD341591

My Commission Expires: November 23, 2008 Binded by National Notary Assn.

ABLEST INC.

/s/ Kurt Moore

By:	Kurt Moore
Its:	President — CEO

September 22, 2005 Date

ATTACHMENT A
RESIGNATION
     I, Vincent J. Lombardo, hereby resign as Vice President, Chief Financial Officer, Treasurer, and Secretary, of Ablest Inc., effective September 30, 2005.

/s/ Vincent J. Lombardo
Vincent J. Lombardo

September 22, 2005 Date

ATTACHMENT B
RELEASE
     THIS SETTLEMENT AGREEMENT AND COMPLETE AND PERMANENT RELEASE (the “Agreement”) is entered into between Vincent J. Lombardo (for himself and his agents, representatives, assigns, heirs, personal representatives, and any person claiming by or through him or them) (collectively “Lombardo”), and Ablest Inc. (and its subsidiaries, successors, agents, representatives, and assigns), (collectively “Ablest”) (hereinafter collectively, “the Parties”).
     WHEREAS, Lombardo was formerly employed by Ablest, and has tendered his resignation, effective September 30, 2005; and
     WHEREAS, Lombardo and Ablest desire to settle and resolve all matters between them, including but not limited to all issues and matters arising during, after, and out of Lombardo’s employment with Ablest;
     NOW, THEREFORE, in consideration of the foregoing and of the terms, conditions and agreements hereinafter set forth, Lombardo and Ablest agree as follows:
1.	Recitals.

The above recitals are true and accurate and incorporated into this Agreement.

2.	No Actions Against Ablest.

Lombardo represents and warrants that he has filed no court actions, charges, administrative actions or other proceedings of any kind against Ablest or its past or present officers, directors, affiliates, administration, staff, or attorneys, including in their individual capacities, (collectively, the “Released Parties”), which are currently pending before any federal, state or local administrative agency of any kind or before any court. Lombardo agrees that he will not file any complaints, cases or charges asserting any claims released in this Agreement, with the exception of an action to enforce this Agreement, if necessary. Lombardo further agrees that he will reimburse and indemnify the Released Parties for any expenses and legal fees incurred by the Released Parties in defending any complaint, case or charge he has filed or will file in violation of this paragraph or in an effort to assert claims released in this Agreement.

3.	Release of All Claims by Lombardo.

Lombardo hereby releases and forever discharges the Released Parties from any and all claims, demands, rights, liabilities and causes of action of any kind or nature, known or unknown, arising prior to or through the date he executes this Agreement, including but not limited to, any claims, demands, rights, liabilities and causes of action arising out of or having any connection with his employment or employment agreement with Ablest. This release specifically includes, but is not limited to, Title VII; 42 U.S.C. §1981 (“Section 1981”); the Americans with Disabilities Act of 1991; the Age Discrimination in Employment Act of 1973, as amended by the Older Workers’ Benefits Protection Act; the Florida laws governing Civil Rights; the Florida Private Whistleblower’s Act, and any other federal, state or local statute, rule or regulation; as well as any claims for alleged wrongful discharge; negligence or intentional infliction of emotional distress, breach of implied or express contract, unlawful discrimination, constructive discharge, failure to hire, retaliation, or any tort, defamation, slander, fraud, fraud

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in the inducement, including fraud in the inducement to this Agreement, misrepresentation, violation of public policy or invasion of privacy, claims for reinstatement, hiring, promotion, transfer, back pay, front pay, front benefits, interest, compensatory damages, liquidated damages, punitive damages, consequential damages, incidental damages, attorney’s fees and costs, or any other alleged damages attributed to any alleged improper or unlawful behavior by Ablest, whether such claims arose based upon Lombardo’s employment or employment agreement with Ablest, or based upon any other transaction or occurrence between the Parties. This Agreement covers claims that Lombardo knew about and those he may not know about as well as both liquidated and unliquidated claims. Lombardo represents and warrants that he has not assigned, given or sold any portion of any claim discussed in this Agreement to anyone else.

4.	Release of All Claims by Ablest.

Ablest hereby releases and forever discharges Lombardo from any and all claims, demands, rights, liabilities and causes of action of any kind or nature, known or unknown, arising prior to or through the date Ablest executes this Agreement, including but not limited to, any claims, demands, rights, liabilities and causes of action arising out of or having any connection with Lombardo’s employment with Ablest.

5.	No Coercion, Right to Consult With An Attorney
a.	Lombardo acknowledges and agrees that Ablest did not pressure, coerce, or threaten him to obtain the execution of this Agreement.

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b.	Lombardo acknowledges and agrees that he entered into this Agreement of his own free will, knowingly, and only after careful deliberation and forethought.

c.	Lombardo acknowledges that he was advised to consult with an attorney and did consult with his attorney before he signed this Agreement.
6.	Confidentiality of this Agreement.
a. As to Lombardo. Lombardo acknowledges that his keeping the terms of this Agreement confidential is a material reason Ablest agreed to it. Lombardo affirms that he has not told anyone but his spouse, attorneys, accountant or tax advisor of the terms of this Agreement, including, but not limited to the amounts to be paid to him and his counsel. Except as otherwise provided in this Agreement, the terms of this Agreement are strictly confidential and shall not be disclosed by Lombardo at any time in the future to any other person without the prior written consent of Ablest, except as required in any legal proceeding after notice to Ablest where it is practical to give such notice or as otherwise required by law. Lombardo is prohibited from discussing the terms of this Agreement, specifically the Compensation, with any current, past or future employee or customer of Ablest, other than to indicate, if asked, that the matter is confidential and that all matters between him and Ablest have been mutually and satisfactorily resolved. Notwithstanding the foregoing, Lombardo may share information concerning the terms of this Agreement with his spouse, and, as

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necessary for purposes of legal or tax advice, with his attorneys, accountant and tax advisor, subject to the understanding that his spouse, attorney, accountant and tax advisor will also keep the terms of the Agreement completely confidential and that any breach by them will be considered a breach by Lombardo.

b.	As to Ablest. Ablest agrees that except as otherwise provided in this Agreement, the terms of this Agreement are strictly confidential and shall not be disclosed by Ablest at any time in the future to any person other than those persons with a legitimate business need to know. Notwithstanding the foregoing, Ablest reserves the right to make such disclosures regarding Lombardo’s resignation and the terms of this Agreement as Ablest reasonably deems necessary under applicable laws, rules, and regulations.
7.	Applicable Law.

This Agreement shall be governed and interpreted under Florida law, excluding its conflicts of law provisions. Any action to enforce this Agreement shall be brought in Hillsborough County, Florida.

8.	Entire Agreement, Severability.

This Agreement constitutes and contains the entire agreement between the parties concerning the subject matter of this Agreement and supersedes all prior discussions, negotiations, agreements or understandings between the parties concerning the subject matter of this Agreement. If any portion of this Agreement, except for Paragraph 3, is found to be unenforceable, the Parties

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desire that all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable. If the releases contained in Paragraph 3 are found to be unenforceable by any court or tribunal of competent jurisdiction, this Agreement will be null and void and Lombardo shall immediately return to Ablest the Compensation provided hereunder.

9.	Attorneys’ Fees In Case Of Breach.

Should any party sue for a breach of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs associated with the breach.
WAIVER OF JURY TRIAL
THE PARTIES AGREE SHOULD ANY LEGAL ACTIONS BE FILED, ONE
AGAINST THE OTHER, AT ANY TIME IN THE FUTURE, LOMBARDO AND
ABLEST EACH AGREE TO WAIVE TRIAL BY JURY.
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     IN WITNESS WHEREOF, the Parties hereby have executed this Agreement on the dates written below:

Vincent J. Lombardo

October 1, 2005 Date

STATE OF FLORIDA
COUNTY OF
     The foregoing instrument was acknowledge before me this                       day of                                            , 2005 by                                                                , who is personally known to me or has produced                                                                   as identification.

NOTARY PUBLIC
Name:
Serial #:
My Commission Expires:

ABLEST INC.

By: Kurt Moore
Its: President –  CEO
October 1, 2005
Date

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